THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.
(A Nevada Corporation)

<u>NON-INTEREST BEARING CONVERTIBLE NOTE</u>

<u>NOVEMBER 29, 2018</u> **<u>$287,909</u>**

Therapeutic Solutions International, Inc., a Nevada corporation ("**TSOI**") for value received in the form of a license for use under the designated areas of CTE and TBI clinical grade stem cells derived from US Patent No.: 9,803,176 B2-master cell bank one (the "**LICENSE**"), hereby promises to pay to Jadi Cell, LLC c/o Amit N. Patel, (the "**HOLDER**") or his registered assignee, the sum of Two Hundred Eight-Seven Thousand and Nine Hundred Nine Dollars ($287,909) payable in accordance with the terms and conditions set forth herein.

1. <u>Payment Terms</u>: Principal and unpaid interest shall be all due and payable one year from the date of this Note. Date of this Note is November 29, 2018.

2. <u>Right to Convert and Conversion price</u>: HOLDER may convert any or all of this Note into common shares of TSOI at $.003 per share after January 2, 2019 and up to November 18, 2019. If any principal of the Note has not been converted as of November 18, 2019, HOLDER shall have ten days to convert any unpaid principal of the note at the lower of $.003 or at an average of TSOI's closing bid price of the previous ten (10) trading days. (Example: If the average 10 day closing bid price of TSOI at November 18, 2019 to November 28, 2019 is lower than $.003, then HOLDER can convert any unpaid principal of the Note at that lower average bid price.)

4. <u>Manner of Exercise of Conversation Rights</u>: In order to exercise the conversion rights of this Note, the **HOLDER** must give written notice to the **TSOI** at anytime during the **HOLDER**'s Conversion Period of its intention to exercise its conversion rights.

5. <u>Prepayment</u>: **TSOI** shall not have the right to prepay all or any part of the unpaid principal of this Note.

6. <u>Default</u>: In the event **TSOI** fails to pay any principal payment of this Note when due, the entire unpaid principal balance becomes due and payable.

7. <u>TSOI to Reserve Shares; License</u>: **TSOI** shall at all times during the term of this Note reserve and keep available out of its authorized but unissued shares, such amount of its duly authorized shares of common stock as shall be necessary to effect the conversion of this Note. In the event that either (i) the average of TSOI's closing bid price during the ten (10) trading days prior to November 18, 2019 is less than $0.001, or (ii) TSOI has not submitted an Investigational New Drug application on or before November 18, 2019, then in either case and upon not less than sixty (60) days notice to TSOI, Holder may terminate the License.

8. <u>Notices</u>: All notices given pursuant to this Note must be in writing and may be given by (1) personal delivery, or (2) registered or certified mail, return receipt requested, or (3) via email to ir@tsoimail.com. Any party hereto may by notice so given change its address for any future notices:

9. <u>Arbitration</u>: The parties hereby submit all controversies, claims and matters of difference arising out of this Note to arbitration in San Diego, California according to the rules and practices of the American Arbitration Association from time to time in force. This submission and agreement to arbitrate shall be specifically enforceable. The Note shall further be governed by the laws of the State of Nevada.

10. <u>Attorney's Fees</u>: If any legal action or any arbitration or other proceeding is brought for the enforcement of this Note, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Note, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

11. <u>Facsimile Transmission Signatures</u>: A signature received pursuant to a facsimile transmission shall be sufficient to bind the Therapeutic Solutions International, Inc., to this Note.

IN WITNESS WHEREOF, Therapeutic Solutions International, Inc. has caused this Note to be executed by its President.

Therapeutic Solutions International, Inc.

DATED: 11/29/2018

BY: ___________________________
Timothy G. Dixon
President and Chief Executive Officer